Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
 Board of Directors of
Korea Equity Fund Inc

In planning and
performing our audit of
the financial statements of
Korea Equity Fund Inc. as
of and for the year ended
October 31 2007 in
accordance with the
standards of the Public
Company Accounting
Oversight Board United
States we considered its
internal control over
financial reporting
including control activities
for safeguarding securities
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion on
the financial statements
and to comply with the
requirements of Form
NSAR but not for the
purpose of expressing an
opinion on the
effectiveness of Korea
Equity Fund, Incs internal
control over financial
reporting.  Accordingly we
express no such opinion.

The management of Korea
Equity Fund Inc. is
responsible for
establishing and
maintaining effective
internal control over
financial reporting In
fulfilling this
responsibility estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls. A companys
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles.
Such internal control
includes policies and
procedures that provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition,
use or disposition of a
companys assets that
could have a material
effect on the financial
statements.

Because of its inherent
limitations internal control
over financial reporting
may not prevent or detect
misstatements. Also
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures may
deteriorate.

A control deficiency exists
when the design or
operation of a control does
not allow management or
employees in the normal
course of performing their
assigned functions to
prevent or detect
misstatements on a timely
basis. A significant
deficiency is a control
deficiency or combination
of control deficiencies that
adversely affects the
companys ability to
initiate authorize record
process or report financial
data reliably in accordance
with generally accepted
accounting principles such
that there is more than a
remote likelihood that a
misstatement of the
companys annual or
interim financial
statements that is more
than inconsequential will
not be prevented or
detected. A material
weakness is a significant
deficiency or combination
of significant deficiencies
that results in more than a
remote likelihood that a
material misstatement of
the annual or interim
financial statements will
not be prevented or
detected.

Our consideration of
Korea Equity Fund Incs
internal control over
financial reporting was for
the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
significant deficiencies or
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board United States
However we noted no
deficiencies in Korea
Equity Fund Incs internal
control over financial
reporting and its operation,
including controls for
safeguarding securities
that we consider to be a
material weakness as
defined above as of
October 31 2007.

This report is intended
solely for the information
and use of management
and the Board of Directors
of Korea Equity Fund Inc.
and the Securities and
Exchange Commission
and is not intended to be
and should not be used by
anyone other than these
specified parties.


ERNST  YOUNG LLP

New York New York
December 19 2007